KeyBanc Capital Markets letterhead

Barry Lazarus

President

Inland Retail Real Estate Trust, Inc.

400 South Dixie Highway, Suite 128

Boca Raton, FL 33432

RE:

Inland Retail Real Estate Trust, Inc.  Second Amended and Restated Credit

Agreement dated May 6, 2005 (“Loan Agreement”).

Barry:

Per your request dated March 20, 2006, KeyBank formally acknowledges that you have completed all requirements for extension of your $100 million Unsecured Line of Credit. The new maturity date will be May 6, 2007.

Please call me with any questions.

Very Truly Yours

Kevin P. Murray

Vice President

KeyBank Real Estate Capital

9216) 689-4660 (P)

(216) 689-4997 (F)